Exhibit 10.3

DULUTH HOLDINGS INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is executed as of ___________________ by and between Duluth Holdings Inc., a Wisconsin corporation (the “Company”), and _________________ (the “Executive”).

W I T N E S S E T H:

WHEREAS the Board of Directors of the Company has established the 2024 Equity Incentive Plan of Duluth Holdings Inc. (the “Plan”) with the approval of the shareholders of the Company; and

WHEREAS, the Executive has been granted Restricted Stock under the Plan subject to the terms and conditions provided in this Agreement and the Plan.

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

Provisions of Plan Control

.  This Agreement shall be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference.  The Plan empowers the Committee to make interpretations, rules and regulations thereunder, and, in general, provides that determinations of such Committee with respect to the Plan shall be binding upon the Executive.  Unless otherwise provided herein, all capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan.  A copy of the Plan will be delivered to the Executive upon reasonable request.

Terms of Award

.  The Executive has been granted __________ shares of Restricted Stock under the Plan.  The Period of Restriction for __________ percent of such shares (__________ shares), shall end on_______________, the _____ anniversary of the date of the grant of the Restricted Stock [insert remaining vesting terms, if any].  In the event that the Executive’s employment with the Company is terminated for any reason, all vesting of the subject shares shall immediately cease.  Any of the Restricted Stock which has not become vested shall be referred to herein as “Unvested Stock.”  In the event the Executive’s employment with the Company is terminated for any reason, the Executive shall forfeit all Unvested Stock and all of such Unvested Stock shall revert to the Company.  All Unvested Stock that has not been previously forfeited shall be deemed to be fully vested upon a Change in Control.  Notwithstanding the foregoing, if the Executive’s service with the Company ends prior to the expiration of the Period of Restriction due to his or her death or Disability, all restrictions applicable to any Restricted Stock granted under this Agreement shall immediately lapse.

Dividends and Voting Rights

.  The Executive shall be entitled to receive any dividends that become payable with respect to such shares of Restricted Stock and shall be entitled to voting rights with respect to such shares of Restricted Stock.

Restrictive Covenant Agreement.  By execution of this Agreement, the Executive agrees that the Executive and such shares of Restricted Stock shall be bound by the terms and restrictions of the Restrictive Covenant Agreement attached hereto as Exhibit a.  As a condition to the award of such shares of Restricted Stock hereunder, the Executive shall execute the Restrictive Covenant Agreement, dated as of even date herewith.

Compliance with Laws and Regulations

.  The issuance and transfer of Shares in accordance with this Agreement and the Plan will be subject to compliance by the Company and Executive with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which Shares may be listed at the time of such issuance or transfer.  The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (i) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (ii) receipt from the Executive of such documents and information as the Committee may deem necessary or appropriate in connection with such registration or qualification.

Taxes

.  The Company may require payment or reimbursement of or may withhold any tax that it believes is required as a result of the grant or vesting of such Restricted Stock or any payments in connection with the Restricted Stock, and the Company may defer making delivery of any Restricted Stock or Shares in respect of Restricted Stock until arrangements satisfactory to the Company have been made with regard to any such payment, reimbursement, or withholding obligation.  The Executive may, at his or her election, satisfy his or her obligation for payment of required tax withholding by having the Company retain a number of Shares having an aggregate Fair Market Value on the date the Shares are withheld equal to the amount of the required tax withholding.

No Right to Service

.  The granting of Restricted Stock under this Agreement shall not be construed as granting to the Executive any right with respect to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the Executive’s employment at any time.

Counterparts

.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement providing for a single grant of shares of Restricted Stock; and any counterpart may be delivered to another party by e-mail or facsimile transmission.  A facsimile (“fax”) signature to this Agreement, or a signature to this Agreement electronically transmitted in “pdf” format or by email, shall be considered a binding signature and shall have the same force and effect as an original signature.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the date and year first above written.

DULUTH HOLDINGS INC.

By:

Name:  Sam Sato

Its:  Chief Executive Officer

The undersigned Executive hereby accepts the foregoing grant of Restricted Stock and agrees to the several terms and conditions hereof and of the Plan.

[EE NAME], Executive